Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI REPORTS Q4 2010 RESULTS

Revenue Increases 27% Year-Over-Year with Non-GAAP EPS of $0.28

Foster City, Calif. – January 20, 2011 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the fourth quarter of 2010. For the quarter ended December 31, 2010, the Company reported revenue of $145.0 million, compared to fourth quarter 2009 revenues of $114.0 million.

GAAP net income was $7.6 million or $0.16 per diluted share in the fourth quarter of 2010, compared to GAAP net loss of $(3.4) million or $(0.07) per diluted share for the same period in 2009. Q4 2010 GAAP net income of $7.6 million was primarily driven by a strong revenue quarter and a one-time $2.0 million benefit for the renewal of the 2010 federal R&D tax credit, retroactive to January 1, 2010.

GAAP net income was $7.0 million or $0.15 per diluted share for the twelve months ended December 31, 2010, compared to GAAP net loss of $(2.2) million or $(0.04) per diluted share for the same period in 2009.

Non-GAAP net income was $13.3 million or $0.28 per diluted share in the fourth quarter of 2010, compared to non-GAAP net income of $2.3 million or $0.05 per diluted share for the same period in 2009.

Non-GAAP net income was $27.8 million or $0.59 per diluted share for the twelve months ended December 31, 2010, compared to non-GAAP net loss of $(10.7) million or $(0.22) per diluted share for the same period in 2009.

“EFI finished 2010 with an exceptionally strong quarter across the board. We delivered 27% revenue growth and generated more earnings and cash from operations than we have produced in any quarter since 2007,” said Guy Gecht, CEO of EFI. “Capping a very strong year for EFI, the fourth quarter results are further evidence that our strategy positioning the Company in the highest growth segments of digital printing is working. We look for this solid execution and momentum to continue into 2011.”

Previously reported revenue in the Fiery and APPS operating segments for the three and twelve months ended December 31, 2009 has been revised to conform to the three and twelve months ended December 31, 2010 presentation, reflecting the reclassification of Proofing software revenue from the APPS to the Fiery operating segment. Total revenue for the three and twelve months ended December 31, 2009 has not changed.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss) and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income (loss) and non-GAAP earnings per diluted share provides important supplemental information to management and investors regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income (loss) and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income (loss) and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income (loss) and non-GAAP earnings per diluted share by adjusting GAAP net income (loss) and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchase and related obsolescence, project abandonment costs, asset impairment charges, certain legal settlements, our sale of certain real estate assets, acquisition-related transaction costs and legal expenses, and costs to integrate such acquisitions into our business. Examples of these excluded items are:

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Excess solvent inventories and related end-of-life purchases.

•

Acquisition-related transaction costs and legal expenses associated with the acquisition of privately held Golflane Limited, a UK private limited company, the parent holding company of Radius Solutions Incorporated (“Radius”), which closed on July 2, 2010.

•	Restructuring and Other consists of:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Integration expenses incurred to integrate Radius into our business.

•

Asset impairment costs consist primarily of equipment and non-cancellable purchase orders incurred relating to a planned product that was cancelled, a facility closure, and the write-off of a private minority investment.

•

Gain on sale of building & land. On January 29, 2009, we sold a portion of the Foster City, California campus for a final amount of $137.3 million to Gilead Sciences, Inc., resulting in a gain on sale of approximately $80.0 million as of June 30, 2009.

•

Tax effect of non-GAAP adjustments. After removing the non-GAAP items, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•

We have excluded the recognition of previously unrecognized tax benefits of $8.7 million from our non-GAAP net income (loss) for the twelve months ended December 31, 2010, to facilitate comparability of our operating performance from period to period.

These non-GAAP measures are not in accordance with or an alternative for GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

We recognized a tax benefit of $2.0 million during the fourth quarter of 2010 due to reenactment of the federal R&D tax credit, retroactive to January 1, 2010. This benefit has been included in both our GAAP and non-GAAP results.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan”

and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s positioning in the growth segments of digital printing, continuation of the execution of its strategy and momentum, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective cost control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; any world-wide financial and economic difficulties and downturns, including contraction in credit markets and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; uncertainty to accurately predict the outcome of foreign tax audits and determine our tax provisions; uncertainty regarding our effective tax rate in the future that may be impacted by various factors, including but not limited to new U.S. tax legislative proposals; changes in, or the failure or inability to comply with U.S., foreign and local governmental regulations, including import/export regulations or duties; failure to retain key employees; product cancellation costs; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; challenge of managing assets levels, including inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases, among other things, due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue	$145,011	$113,998	$504,007	$401,108
Cost of revenue	67,053	54,404	236,322	189,625

Gross profit	77,958	59,594	267,685	211,483
Operating expenses:
Research and development	27,732	26,586	105,939	110,822
Sales and marketing	29,017	26,417	107,508	102,001
General and administrative	10,445	8,995	38,665	35,033
Amortization of identified intangibles	3,179	2,978	12,385	18,479
Restructuring and other	328	—	3,615	8,957
Asset impairment	—	—	685	3,208

Total operating expenses	70,701	64,976	268,797	278,500

Income (loss) from operations	7,257	(5,382)	(1,112)	(67,017)
Other income (expense), net:
Interest and other income (expense), net	(313)	353	(1,354)	3,061
Gain on sale of building & land	—	—	—	79,991

Total other income (expense), net	(313)	353	(1,354)	83,052

Income (loss) before income taxes	6,944	(5,029)	(2,466)	16,035
Benefit from (provision for) income taxes	609	1,622	9,457	(18,206)

Net income (loss)	$7,553	$(3,407)	$6,991	$(2,171)

Fully Diluted EPS calculation
Net income (loss)	$7,553	$(3,407)	$6,991	$(2,171)

Net income (loss) per diluted common share	$0.16	$(0.07)	$0.15	$(0.04)

Shares used in diluted per share calculation	47,687	48,758	46,796	49,682

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$7,553	$(3,407)	$6,991	$(2,171)

Excess solvent inventories and related end-of-life purchases	—	—	2,308	—
Amortization of identified intangibles	3,179	2,978	12,385	18,479
Stock based compensation expense – Cost of revenue	175	267	984	1,074
Stock based compensation expense – Research and development	1,169	1,920	4,285	6,664
Stock based compensation expense – Sales and marketing	916	1,045	3,880	4,233
Stock based compensation expense – General and administrative	2,363	2,022	7,612	6,612
Acquisition-related transaction costs and legal expenses	—	—	1,169	(82)
Restructuring and other	328	—	3,615	8,957
Asset impairment	—	—	685	3,208
Gain on sale of building & land	—	—	—	(79,991)

Tax effect of non-GAAP adjustments	(2,377)	(2,487)	(16,072)	22,274

Non-GAAP net income (loss)	$13,306	$2,338	$27,842	$(10,743)

Non-GAAP net income (loss) per diluted common share	$0.28	$0.05	$0.59	$(0.22)

Shares used in per share calculation	47,687	50,490	46,796	49,682

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2010	December 31, 2009
Assets
Cash, cash equivalents, and short-term investments	$229,663	$204,201
Accounts receivable, net	85,272	80,168
Inventories, net	46,216	48,786
Other current assets	23,797	15,291

Total current assets	384,948	348,446

Property and equipment, net	26,547	28,229
Restricted investments	56,850	56,850
Goodwill	138,972	122,840
Intangible assets, net	49,140	54,449
Other assets	49,720	50,367

Total assets	$706,177	$661,181

Liabilities & Stockholders’ equity
Accounts payable	$49,189	$35,929
Accrued and other liabilities	69,300	59,382
Income taxes payable	1,183	6,483

Total current liabilities	119,672	101,794
Contingent liability	619	—
Deferred tax liabilities	1,293	—
Long term taxes payable	32,503	36,961

Total liabilities	154,087	138,755
Total stockholders’ equity	552,090	522,426

Total liabilities and stockholders’ equity	$706,177	$661,181

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue by Operating Segment
Fiery	$65,729	$55,226	$238,621	$193,012
Inkjet	61,393	46,835	207,654	159,732
Professional printing applications	17,889	11,937	57,732	48,364

Total	$145,011	$113,998	$504,007	$401,108

Revenue by Geographic Area
Americas	$85,731	$61,945	$293,747	$229,294
EMEA	43,949	37,389	149,488	122,696
Japan	8,917	10,144	41,853	35,041
Other international locations	6,414	4,520	18,919	14,077

Total	$145,011	$113,998	$504,007	$401,108

Revenue in the Fiery and APPS operating segments for the three and twelve months ended December 31, 2009 has been revised to conform to the three and twelve months ended December 31, 2010 presentation, reflecting the reclassification of proofing software revenue from the APPS to the Fiery operating segment. Total revenue for the three and twelve months ended December 31, 2009 has not changed.